Exhibit 99.1

NEWS RELEASE

Contacts: Paolo Amoruso, Vice President of Commercial and Legal Affairs. David Wesson, Vice President and Chief Financial Officer. (713) 353-9445

Hyperdynamics Announces Settlement with the SEC

HOUSTON, September 29, 2015 — Hyperdynamics Corporation (OTCQX:HDYN) announced today its consent to the entry of an administrative cease-and-desist order by the U.S. Securities and Exchange Commission (“SEC”) concerning the books and records and internal control provisions of the U.S. Securities Exchange Act of 1934 (order attached).  As previously disclosed, the SEC had issued a subpoena to Hyperdynamics concerning possible violations of the Foreign Corrupt Practices Act (FCPA).  This settlement fully resolves the SEC’s investigation.  As previously disclosed in May 2015, the DOJ closed its investigation into possible FCPA violations by Hyperdynamics without bringing any charges against the Company.

The allegations in the Order relate to certain issues concerning the company’s books and records and internal controls in 2007-2008. Hyperdynamics consented to the SEC Order without admitting or denying the SEC’s findings and agreed to pay a $75,000 penalty to the SEC.

In reaching this resolution, the Commission considered remedial acts undertaken by the company and cooperation afforded the Commission staff.  The SEC Order recognizes that, beginning in July 2009, Hyperdynamics replaced its senior management team and its entire Board of Directors, revised its policies, implemented training programs, increased its legal and accounting personnel, and instituted a series of procedures to more strictly control transfers of funds.

About Hyperdynamics

Hyperdynamics is an emerging independent oil and gas exploration company that is exploring for oil and gas offshore the Republic of Guinea in West Africa. To find out more, visit our website at www.hyperdynamics.com.

Forward Looking Statements

This news release and the Company’s website referenced in this news release contain forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding Hyperdynamics Corporation’s future plans and expected performance that are based on assumptions the Company believes to be reasonable.  Statements preceded by, followed by or that otherwise include the words “believes”, “expects”, “anticipates”, “intends”, “projects”, “estimates”, “plans”, “may increase”, “may result”, “will result”, “may fluctuate” and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts.  A number of risks and uncertainties could cause actual results to differ materially from these statements, including without limitation, funding and exploration efforts, fluctuations in oil and gas prices and other risk factors described from time to time in the Company’s reports filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2015.  The Company undertakes no obligation to publicly update these forward looking statements to reflect events or circumstances that occur after the issuance of this news release or to reflect any change in the Company’s expectations with respect to these forward looking statements.

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UNITED STATES OF AMERICA

Before the

SECURITIES AND EXCHANGE COMMISSION

SECURITIES EXCHANGE ACT OF 1934

Release No. 76006 / September 29, 2015

ADMINISTRATIVE PROCEEDING

File No. 3-16843

In the Matter of Hyperdynamics Corporation Respondent	ORDER INSTITUTING CEASE AND DESIST PROCEEDINGS PURSUANT TO SECTION 21C OF THE SECURITIES EXCHANGE ACT OF 1934, MAKING FINDINGS, AND IMPOSING A CEASE-AND-DESIST ORDER

I.

The Securities and Exchange Commission (the “Commission”) deems it appropriate that cease-and-desist proceedings be, and hereby are, instituted pursuant to Section 21C of the Securities Exchange Act of 1934 (the “Exchange Act”) against Hyperdynamics Corporation (“Hyperdynamics” or “Respondent” or the “Company”).

II.

In anticipation of the institution of these proceedings, Hyperdynamics has submitted an Offer of Settlement (the “Offer”) which the Commission has determined to accept.  Solely for the purpose of these proceedings and any other proceedings brought by or on behalf of the Commission, or to which the Commission is a party, and without admitting or denying the findings herein, except as to the Commission’s jurisdiction over them and the subject matter of these proceedings, which are admitted, Hyperdynamics consents to the entry of this Order Instituting Cease-and-Desist Proceedings Pursuant to Section 21C of the Securities Exchange Act of 1934, Making Findings, and Imposing a Cease-and-Desist Order (“Order”), as set forth below.

III.

On the basis of this Order and Hyperdynamics’s Offer, the Commission finds(1) that:

(1)  The findings herein are made pursuant to Respondent’s Offer of Settlement and are not binding on any other person or entity in this or any other proceeding.

SUMMARY

1.              Hyperdynamics failed to accurately record certain payments made by its subsidiary based in the Republic of Guinea.  The company initially recorded the payments as public relations and lobbying expenses to unrelated third parties without evidence that such services were actually performed.  The company later determined that its Guinean-based employee controlled the third party entities, but did not record the payments as related party transactions.  Hyperdynamics also failed to implement or maintain a system of adequate internal accounting controls to track the subsidiary’s use of funds, as well as to determine whether the company’s subsidiary paid related parties.  The company’s internal accounting controls also failed to provide reasonable assurances that Hyperdynamics’s recording of such expenditures was accurate.

RESPONDENT

2.              Hyperdynamics is a Delaware corporation headquartered in Houston, TX. Hyperdynamics’s stock is registered under Section 12(g) of the Exchange Act and its shares are quoted by the OTCQX, an over-the-counter marketplace operated by OTC Market Group, Inc.  Hyperdynamics is an emerging independent oil and gas exploration company which is exploring for oil and gas offshore the Republic of Guinea in West Africa.

FACTS

3.              Hyperdynamics was founded in 1996 as a commercial computer and communications service provider.  In 2001, the company transitioned to the oil and gas industry, and one year later, Hyperdynamics purchased contract rights from a small oil company which owned the exclusive drilling rights offshore the Republic of Guinea.  Company executives began travelling to Guinea in 2005, and eventually opened a wholly-owned subsidiary in Conakry to facilitate ongoing operations.

4.              From July 2007 through October 2008, Hyperdynamics, through its subsidiary, paid $130,000 for public relations and lobbying services in the Republic of Guinea to two supposedly unrelated entities — $55,000 to BerMia Service SRL, and $75,000 to Africa Business Service (“ABS”).  The subsidiary’s books and records were consolidated with Hyperdynamics’s books and records, and these payments were recorded as public relations and lobbying expenses, even though the company lacked sufficient supporting documentation to determine whether the services were actually provided and to identify the ultimate recipient of the funds.

5.              In late 2008, Hyperdynamics discovered that a Guinean-based employee controlled BerMia and ABS.  Hyperdynamics also learned that this employee was the sole signatory on the ABS account.  But Hyperdynamics could not determine how, if at all, BerMia or ABS spent the funds they had received, or whether any services actually were provided.  Moreover, the company could not recover the funds.  There is no evidence that these funds were in fact spent on legitimate public relations and lobbying activities, yet Hyperdynamics’s books and records continued to reflect that the funds were spent for these purposes.

6.              Hyperdynamics lacked adequate internal accounting controls over its disbursement of funds through its Guinean subsidiary, as well as its recording of such disbursements.  In addition, the company did not have a due diligence and monitoring process in place for vetting third-party vendors; accordingly, it failed to conduct due diligence on BerMia and ABS.  As a result, Hyperdynamics did not timely discover that the payments were made to companies controlled by its employee, nor could it ascertain the true purpose for which these funds were spent.  The inadequate controls also led Hyperdynamics to record these disbursements as public relations and lobbying expenses without any supporting documentation that such services were provided.

7.              As a result of the conduct described above, Hyperdynamics violated Section 13(b)(2)(A) of the Exchange Act, which requires issuers to make and keep books, records, and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and disposition of the assets of the issuer.

8.              In addition, Hyperdynamics violated Section 13(b)(2)(B) of the Exchange Act, which requires all reporting companies to devise and maintain a system of internal accounting controls sufficient to provide reasonable assurances that transactions: (i) are executed in accordance with management’s general or specific authorization; and (ii) are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles or any other criteria applicable to such statements, and to maintain accountability for assets.

HYPERDYNAMICS’S REMEDIAL EFFORTS AND COOPERATION

9.              Beginning in July 2009, Hyperdynamics replaced its senior management team and its entire Board of Directors.  The company also hired its first in-house lawyer, who implemented a number of training programs and revised company policies related to its Guinean operations.  Hyperdynamics also increased the number of its accounting personnel, and instituted a series of procedures to more strictly control and identify transfers of funds to Guinea, including the transfer of signature authority over Guinean accounts to Houston-based employees, as well as requiring corporate pre-approval for all Guinean expenditures.

10.       In determining to accept the Offer, the Commission considered remedial acts undertaken by Respondent and cooperation afforded the Commission staff.

IV.

In view of the foregoing, the Commission deems it appropriate to impose the sanctions agreed to in Respondent’s Offer.

Accordingly, it is hereby ORDERED that:

A.            Pursuant to Section 21C of the Exchange Act, Hyperdynamics cease and desist from committing or causing any violations and any future violations of Sections 13(b)(2)(A) and 13(b)(2)(B) of the Exchange Act.

B.            Hyperdynamics shall, within 30 days of the entry of this Order, pay a civil money penalty in the amount of $75,000 to the Securities and Exchange Commission for transfer to the general fund of the United States Treasury, subject to Exchange Act Section 21F(g)(3).  If timely payment is not made, additional interest shall accrue pursuant to 31 U.S.C. §3717.  Payment must be made in one of the following ways:

(1)                     Respondent may transmit payment electronically to the Commission, which will provide detailed ACH transfer/Fedwire instructions upon request;

(2)         Respondent may make direct payment from a bank account via Pay.gov through the SEC website at http://www.sec.gov/about/offices/ofm.htm; or

(3)                    Respondent may pay by certified check, bank cashier’s check, or United States postal money order, made payable to the Securities and Exchange Commission and hand-delivered or mailed to:

Enterprise Services Center

Accounts Receivable Branch

HQ Bldg., Room 181, AMZ-341

6500 South MacArthur Boulevard

Oklahoma City, OK 73169

Payments by check or money order must be accompanied by a cover letter identifying Hyperdynamics as a Respondent in these proceedings, and the file number of these proceedings; a copy of the cover letter and check or money order must be sent to David L. Peavler, Associate Regional Director, Fort Worth Regional Office, Division of Enforcement, Securities and Exchange Commission, 801 Cherry Street, Suite 1900, Fort Worth, Texas, 76102.

C.            Amounts ordered to be paid as civil money penalties pursuant to this Order shall be treated as penalties paid to the government for all purposes, including all tax purposes.  To preserve the deterrent effect of the civil penalty, Respondent agrees that in any Related Investor Action, it shall not argue that it is entitled to, nor shall it benefit by, offset or reduction of any award of compensatory damages by the amount of any part of Respondent’s payment of a civil penalty in this action (“Penalty Offset”).  If the court in any Related Investor Action grants such a Penalty Offset, Respondent agrees that it shall, within 30 days after entry of a final order granting the Penalty Offset, notify the Commission’s counsel in this action and pay the amount of the Penalty Offset to the Securities and Exchange Commission.  Such a payment shall not be deemed an additional civil penalty and shall not be deemed to change the amount of the civil penalty imposed in this proceeding.  For purposes of this paragraph, a “Related Investor Action” means a private damages action brought against Respondent by or on behalf of one or more investors based on substantially the same facts as alleged in the Order instituted by the Commission in this proceeding.

By the Commission.

Brent J. Fields

Secretary